UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2013

ALLIED NEVADA GOLD CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-33119	20-5597115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9790 Gateway Drive, Suite 200 Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

(775) 358-4455

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective June 27, 2013, Allied Nevada Gold Corp. (the “Company”) entered into the Second Amendment to Credit Agreement (the “Amendment”) dated as of the same date among the Company, The Bank of Nova Scotia, as administrative agent (“Agent”), and such lenders as set forth therein (“Lenders”), to its Amended and Restated Credit Agreement with the Agent and the Lenders dated as of October 31, 2012, as amended by the First Amendment to Credit Agreement dated as of March 26, 2013 (the “Credit Agreement”).

The Amendment modifies the required Interest Coverage Ratio and Leverage Ratio, as defined in the Credit Agreement, for the quarter ended June 30, 2013. Such ratios will return to the limits originally contained in the Credit Agreement for the quarter ended September 30, 2013 and all quarters thereafter.

The foregoing description of the Amendment is a summary and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the Credit Agreement was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the Third Fiscal Quarter ended September 30, 2012 which was filed with the Securities and Exchange Commission on November 5, 2012.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Second Amendment to Amended and Restated Credit Agreement, dated as of June 27, 2013, between Allied Nevada Gold Corp., The Bank of Nova Scotia, Commonwealth Bank of Australia, National Bank of Canada and Société Générale (Canada Branch).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2013	Allied Nevada Gold Corp.

	By:	/s/ Stephen M. Jones
Stephen M. Jones
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Second Amendment to Amended and Restated Credit Agreement, dated as of June 27, 2013, between Allied Nevada Gold Corp., The Bank of Nova Scotia, Commonwealth Bank of Australia, National Bank of Canada and Société Générale (Canada Branch).